AMB PROPERTY CORPORATION®

SUPPLEMENTAL ANALYST PACKAGE

2009 Second Quarter Earnings

Conference Call 7/28/2009

Company Profile	SUPPLEMENTAL ANALYST PACKAGE 2009 Second Quarter Earnings Conference Call

AMB Property Corporation® is a leading owner, operator and developer of industrial real estate, focused on major hub and gateway distribution markets in the Americas, Europe and Asia. As of June 30, 2009, AMB owned or had investments in, on a consolidated basis or through unconsolidated joint ventures, properties and development projects expected to total approximately 156.9 million square feet (14.6 million square meters) in 48 markets within 14 countries.
AMB invests in properties located predominantly in the infill submarkets of its targeted markets. AMB’s portfolio is comprised primarily of High Throughput Distribution® facilities built for efficiency and located near airports, seaports, ground transportation systems, and population concentrations.
Through its private capital group, AMB provides real estate investment, portfolio management and reporting services to co-investment ventures and clients. The private capital revenue consists of asset management distributions and fees, acquisition and development fees as well as incentive distributions.

(1)	The operating portfolio includes the owned and managed portfolio and operating properties held through AMB’s investments in unconsolidated joint ventures that it does not manage (excluded from the owned and managed portfolio) and the location of AMB’s global headquarters.
(2)	Includes development properties available for sale or contribution.
(3)	Includes investments held through unconsolidated joint ventures.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	1

Highlights (dollars in thousands, except per share data)	SUPPLEMENTAL ANALYST PACKAGE 2009 Second Quarter Earnings Conference Call

	For the Quarters Ended June 30,			For the Six Months Ended June 30,
	2009	2008	% Change	2009	2008	% Change
Revenues(1)	$147,370	$202,540	(27.2%)	$309,350	$372,659	(17.0%)
Adjusted EBITDA(2)	101,695	164,591	(38.2%)	237,047	274,134	(13.5%)
Net income (loss) available to common stockholders	17,162	72,401	(76.3%)	(105,449)	111,029	(195.0%)
FFO(2)	50,948	108,827	(53.2%)	(51,433)	176,064	(129.2%)
FFO, excluding impairment and restructuring charges(3)	54,748	108,827	(49.7%)	133,482	176,064	(24.2%)
Per diluted share and unit
EPS	$0.12	$0.73	(83.6%)	$(0.86)	$1.12	(176.8%)
FFO(2)	0.34	1.05	(67.6%)	(0.41)	1.70	(124.1%)
FFO, excluding impairment and restructuring charges(3)	0.37	1.05	(64.8%)	1.06	1.70	(37.6%)
Dividends per common share	0.28	0.52	(46.2%)	0.56	1.04	(46.2%)

	•	Approximately $1.2 billion in capacity; consisting of $209 million of consolidated cash and cash equivalents and restricted cash, and $1.0 billion of availability on our lines of credit
Financial	•	Completed the repurchase of $183 million in unsecured senior bonds at par at a yield-to-maturity of 6.3%
	•	Completed approximately $1.0 billion of debt extensions, repurchases, repayments and refinances year-to-date; $241 million in the second quarter

	•	(2.7)% year-to-date cash basis same store NOI;(2) (4.1)% in the second quarter
Operations(4)	•	92.0% year-to-date average occupancy; 91.1% in the second quarter
	•	0.2% trailing four quarter rent changes on renewals and rollover; (2.5)% in the second quarter
	•	Leased more than 11.4 msf year-to-date; 5.8 msf in the second quarter

	•	Completed approximately $461 million in contributions and sales year-to-date; $156 million in the second quarter
	•	Cap rate on contribution and sales year-to-date was 6.9%
Capital Deployment(4)	•	Commenced approximately $31 million in previously committed development
	•	Reduced remaining cash to fund the development pipeline to $89 million

(1)	On July 1, 2008, the partners of AMB Partners II (previously, a consolidated co-investment venture) contributed their interests in AMB Partners II to AMB Institutional Alliance Fund III in exchange for interests in AMB Institutional Alliance Fund III, an unconsolidated co-investment venture. Pro forma rental revenues for the three and six months ended June 30, 2008 would have been $141,235 and $281,806, respectively, if AMB Partners II had been deconsolidated as of January 1, 2008.
(2)	See reporting definitions and supplemental financial measures disclosures.
(3)	See page 5 for a reconciliation to derive FFO, excluding impairment and restructuring charges.
(4)	Owned and managed portfolio.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	2

Funds From Operations(1) Overview	SUPPLEMENTAL ANALYST PACKAGE 2009 Second Quarter Earnings Conference Call

Funds From Operations(1)(2)(3)
(per diluted common share and unit)
Estimated FFO by Business(1)(2)(6)
(per diluted common share and unit)

	For the Years Ended December 31,		For the Six Months
	2007	2008	Ended June 30, 2009
Real estate operations, net of unallocated overhead	$1.59	$1.51	$0.64
Overhead reallocation	0.45	0.48	0.17

Real estate operations FFO	$2.04	$1.99	$0.81
% of reported FFO	58.4%	68.8%	76.0%
Development Gains	1.60	0.72	0.26
Overhead allocation	(0.32)	(0.34)	(0.11)

Development FFO	$1.28	$0.38	$0.15
% of reported FFO	36.6%	13.2%	14.5%
Private Capital Revenues	0.30	0.66	0.16
Overhead allocation	(0.13)	(0.14)	(0.06)

Private Capital FFO	$0.17	$0.52	$0.10
% of reported FFO	5.0%	18.0%	9.5%

Total FFO	$3.49	$2.89	$1.06

Development Gains(1)(2)(5)
(per diluted common share and unit)
Private Capital Revenue(2)
(per diluted common share and unit)

(1)	See reporting definitions and supplemental financial measures disclosures.
(2)	For all years presented, amounts per diluted common share and unit have been restated in accordance with FASB Staff Position No. EITF 03-6-1, effective January 1, 2009, to present amounts net of allocation to participating securities for unvested restricted shares outstanding at each respective period end. Previously reported FFO per diluted common share and unit for 2008, 2007, 2006, 2005 and 2004 were $0.78, $3.51, $3.12, $2.75 and $2.30, respectively. Previously reported development gains per diluted common share and unit for 2008, 2007, 2006, 2005 and 2004 were $0.73, $1.61, $1.11, $0.47 and $0.09, respectively. Previously reported estimated FFO by business per diluted common share and unit for 2008 and 2007 were $2.92 and $3.51, respectively. Previously reported private capital revenue per diluted common share and unit for 2008, 2007, 2006, 2005 and 2004 were $0.67, $0.30, $0.48, $0.47 and $0.14, respectively.
(3)	For a reconciliation of FFO from net income for the years ended December 31, 2008, 2007, 2006, 2005, and 2004, refer to our annual report on Form 10-K for the year ended December 31, 2008.
(4)	FFO per share, excluding impairment and restructuring charges is $1.06 and $1.70 year to date for 2009 and 2008, respectively. See page 5 for a reconciliation to derive FFO, excluding impairment and restructuring charges.
(5)	Excludes co-investment venture partners’ share of development gains.
(6)	Estimated FFO by Business for 2009 and 2008 represents FFO, excluding impairment and restructuring charges. See page 5 for a reconciliation to derive FFO, excluding impairment and restructuring charges.
(7)	Management revenues consist of asset management distributions or fees, acquisition fees for third party acquisitions and priority distributions, as well as market compensation for development and other services.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	3

Consolidated Statements of Operations(1) (in thousands, except per share data)	SUPPLEMENTAL ANALYST PACKAGE 2009 Second Quarter Earnings Conference Call

	For the Quarters Ended June 30,		For the Six Months Ended June 30,
	2009	2008	2009	2008
Revenues
Rental revenues(1)	$139,575	$161,127	$289,860	$321,323
Private capital revenues	7,795	41,413	19,490	51,336

Total revenues	147,370	202,540	309,350	372,659

Costs and expenses
Property operating costs(1)	(42,513)	(46,209)	(91,205)	(90,692)
Depreciation and amortization	(38,724)	(39,730)	(80,460)	(80,214)
General and administrative	(25,363)	(33,744)	(56,609)	(68,869)
Restructuring charges	(3,824)	—	(3,824)	—
Fund costs	(322)	(384)	(584)	(606)
Real estate impairment losses	—	—	(161,067)	—
Other expenses(2)	(5,684)	(1,422)	(5,022)	(1,330)

Total costs and expenses	(116,430)	(121,489)	(398,771)	(241,711)

Other income and expenses
Development profits, net of taxes	—	30,402	33,286	48,222
Gains from sale or contribution of real estate interests, net	—	—	—	19,967
Equity in earnings of unconsolidated joint ventures, net	4,284	6,059	4,250	8,987
Other income(2)	8,595	1,883	1,529	6,293
Interest expense, including amortization	(29,329)	(36,532)	(61,986)	(67,603)

Total other income and expenses, net	(16,450)	1,812	(22,921)	15,866

Income (loss) from continuing operations	14,490	82,863	(112,342)	146,814

Discontinued operations
Income (loss) attributable to discontinued operations	4,454	4,008	(10,684)	8,074
Gains from sale of real estate interests, net of taxes	10,090	1,159	28,704	2,547

Total discontinued operations	14,544	5,167	18,020	10,621

Net income (loss)	29,034	88,030	(94,322)	157,435
Noncontrolling interests’ share of net (income) loss
Joint venture partners’ share of net (income) loss	(4,949)	(6,424)	(2,771)	(25,687)
Joint venture partners’ and limited partnership unitholders’ share of development profits	—	(1,371)	(1,108)	(6,113)
Preferred unitholders	(1,432)	(1,432)	(2,864)	(2,864)
Limited partnership unitholders	(1,279)	(1,784)	4,041	(2,820)

Total noncontrolling interests’ share of net (income) loss	(7,660)	(11,011)	(2,702)	(37,484)

Net income (loss) attributable to AMB Property Corporation	21,374	77,019	(97,024)	119,951
Preferred stock dividends	(3,952)	(3,952)	(7,904)	(7,904)
Allocation to participating securities(3)	(260)	(666)	(521)	(1,018)

Net income (loss) available to common stockholders	$17,162	$72,401	$(105,449)	$111,029

Net income (loss) per common share (diluted)	$0.12	$0.73	$(0.86)	$1.12

Weighted average common shares (diluted)	145,380	99,269	121,991	99,482

(1)	On July 1, 2008, the partners of AMB Partners II (previously, a consolidated co-investment venture) contributed their interests in AMB Partners II to AMB Institutional Alliance Fund III in exchange for interests in AMB Institutional Alliance Fund III, an unconsolidated co-investment venture. Pro forma rental revenues for the three and six months ended June 30, 2008 would have been $141,235 and $281,806, respectively, and pro forma operating expenses for the three and six months ended June 30, 2008 would have been $41,387 and $80,619, respectively, if AMB Partners II had been deconsolidated as of January 1, 2008.
(2)	Includes changes in liabilities and assets associated with AMB’s deferred compensation plan for the three and six months ended June 30, 2009 of $5,462 and $4,179, respectively.
(3)	Represents net income (loss) attributable to AMB Property Corporation, net of preferred stock dividends, allocated to outstanding unvested restricted shares. For the three and six months ended June 30, 2009, there were 930 unvested restricted shares outstanding. For the three and six months ended June 30, 2008, there were 893 unvested restricted shares outstanding.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	4

Consolidated Statements of Funds from Operations(1) (in thousands, except per share data)	SUPPLEMENTAL ANALYST PACKAGE 2009 Second Quarter Earnings Conference Call

	For the Quarters Ended June 30,		For the Six Months Ended June 30,
	2009	2008	2009	2008
Net income (loss) available to common stockholders	$17,162	$72,401	$(105,449)	$111,029
Gains from sale or contribution of real estate interests, net of taxes	(10,090)	(1,159)	(28,704)	(22,514)
Depreciation and amortization
Total depreciation and amortization	38,724	39,730	80,460	80,214
Discontinued operations’ depreciation	592	1,162	2,315	2,351
Non-real estate depreciation	(1,953)	(2,155)	(4,090)	(3,789)
Adjustments to derive FFO from consolidated joint ventures
Joint venture partners’ noncontrolling interests (Net income (loss))	4,949	6,424	2,771	25,687
Limited partnership unitholders’ noncontrolling interests (Net income (loss))	1,279	1,784	(4,041)	2,820
Limited partnership unitholders’ noncontrolling interests (Development profits)	—	1,175	1,108	1,704
FFO attributable to noncontrolling interests	(7,151)	(16,417)	(10,863)	(32,993)
Adjustments to derive FFO from unconsolidated joint ventures
AMB’s share of net income	(4,284)	(6,059)	(4,250)	(8,987)
AMB’s share of FFO	11,786	12,276	19,310	21,138
Allocation to participating securities(2)	(66)	(335)	—	(596)

Funds from operations	$50,948	$108,827	$(51,433)	$176,064

FFO per common share and unit (diluted)	$0.34	$1.05	$(0.41)	$1.70

Weighted average common shares and units (diluted)	148,815	103,241	125,427	103,457

Adjustments for impairment and restructuring charges
Real estate impairment losses	$—	$—	$161,067	$—
Discontinued operations’ real estate impairment losses	—	—	20,786	—
AMB’s share of real estate impairment losses from unconsolidated joint ventures	—	—	4,611	—
Joint venture partners’ noncontrolling interest share of real estate impairment losses	—	—	(4,876)	—

AMB’s share of total impairment charges(1)	—	—	181,588	—
Restructuring charges	3,824	—	3,824	—
Allocation to participating securities(2)	(24)	—	(497)	—

Funds from operations, excluding impairment and restructuring charges	$54,748	$108,827	$133,482	$176,064

FFO, excluding impairment and restructuring charges per common share and unit (diluted)	$0.37	$1.05	$1.06	$1.70

Weighted average common shares and units (diluted)	148,815	103,241	125,451	103,457

(1)	See reporting definitions and supplemental financial measures disclosures.
(2)	Represents amount of FFO allocated to outstanding unvested restricted shares. For the three and six months ended June 30, 2009, there were 930 unvested restricted shares. For the three and six months ended June 30, 2008, there were 893 unvested restricted shares.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	5

Consolidated Balance Sheets (dollars in thousands)	SUPPLEMENTAL ANALYST PACKAGE 2009 Second Quarter Earnings Conference Call

	As of
	June 30, 2009	December 31, 2008
Assets
Investments in real estate
Total investments in properties	$5,835,793	$6,603,856
Accumulated depreciation and amortization	(1,014,490)	(970,737)

Net investments in properties	4,821,303	5,633,119
Investments in unconsolidated joint ventures	434,008	431,322
Properties held for sale or contribution, net	1,072,543	609,023

Net investments in real estate	6,327,854	6,673,464
Cash and cash equivalents and restricted cash	209,345	251,231
Accounts receivable, net	142,288	160,528
Other assets	205,761	216,425

Total assets	$6,885,248	$7,301,648

Liabilities and equity
Liabilities
Secured debt	$1,383,862	$1,522,571
Unsecured senior debt	871,369	1,153,926
Unsecured credit facilities	594,942	920,850
Other debt	392,113	392,838
Accounts payable and other liabilities	351,049	345,259

Total liabilities	3,593,335	4,335,444
Equity
Stockholders’ equity
Common equity	2,647,890	2,291,695
Preferred equity	223,412	223,412

Total stockholders’ equity	2,871,302	2,515,107
Noncontrolling interests
Joint venture partners	280,714	293,367
Preferred unitholders	77,561	77,561
Limited partnership unitholders	62,336	80,169

Total noncontrolling interests	420,611	451,097

Total equity	3,291,913	2,966,204

Total liabilities and equity	$6,885,248	$7,301,648

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	6

Supplemental Cash Flow Information (dollars in thousands)	SUPPLEMENTAL ANALYST PACKAGE 2009 Second Quarter Earnings Conference Call

	For the Quarters Ended		For the Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
AMB’s Owned and Managed Portfolio:(1)(2)
Supplemental Information:
Straight-line rents and amortization of lease intangibles	$6,911	$5,154	$14,166	$11,961
AMB’s share of straight-line rents and amortization of lease intangibles	$2,809	$2,917	$6,747	$6,432
Gross lease termination fees	$1,448	$76	$3,727	$390
Net lease termination fees(3)	$976	$52	$2,702	$211
AMB’s share of net lease termination fees	$268	$33	$992	$188

Recurring capital expenditures:
Tenant improvements	$2,817	$4,228	$5,046	$7,492
Lease commissions and other lease costs	5,535	7,109	10,565	13,972
Building improvements	4,361	10,267	9,357	15,318

Sub-total	12,713	21,604	24,968	36,782
Co-investment venture partners’ share of capital expenditures	(5,285)	(7,152)	(8,850)	(11,604)

AMB’s share of recurring capital expenditures	$7,428	$14,452	$16,118	$25,178

AMB’s Consolidated Portfolio:
Supplemental Information:
Straight-line rents and amortization of lease intangibles	$1,542	$2,708	$4,934	$6,040
AMB’s share of straight-line rents and amortization of lease intangibles	$1,726	$2,500	$4,907	$5,398
Gross lease termination fees	$563	$51	$1,432	$359
Net lease termination fees(3)	$215	$29	$742	$183
AMB’s share of net lease termination fees	$121	$29	$596	$183

Recurring capital expenditures:
Tenant improvements	$1,772	$3,427	$3,078	$6,327
Lease commissions and other lease costs	3,422	5,764	7,308	11,398
Building improvements	2,822	8,600	6,899	12,979

Sub-total	8,016	17,791	17,285	30,704
Co-investment venture partners’ share of capital expenditures	(1,509)	(4,036)	(2,740)	(6,639)

AMB’s share of recurring capital expenditures	$6,507	$13,755	$14,545	$24,065

(1)	See Reporting Definitions.
(2)	See Supplemental Financial Measures Disclosure for a discussion of owned and managed supplemental cash flow information.
(3)	Net lease termination fees are defined as gross lease termination fees less the associated straight-line rent balance.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	7

Operations Overview(1) (dollars in thousands)	SUPPLEMENTAL ANALYST PACKAGE 2009 Second Quarter Earnings Conference Call

Same Store Cash-basis NOI Growth Without Lease Termination Fees(2)
Average Occupancy(2)
Rent Change on Renewals and Rollovers(2)(3)
Lease Expirations as % of Annualized Base Rent (ABR)(2)

30.0%
20.0%
10.0%
0.0%
7.2%
14.5%
19.2%
15.2%
12.3%
11.2%
5.5%
2.8%
3.1%
9.0%
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018+

Year	Square Feet	ABR
2009	10,397,016	$ 61,439
2010	17,762,643	123,531
2011	23,161,546	163,345
2012	16,938,766	129,384
2013	14,627,743	105,163

Top Customers

		Square
		Feet	ABR	% of ABR

1	Deutsche Post World Net (DHL)	3,903,160	$33,402	4.0%
2	United States Government	1,395,896	21,016	2.5%
3	FedEx Corporation	1,469,895	15,149	1.8%
4	Nippon Express	1,029,170	13,221	1.6%
5	Sagaw a Express	728,791	11,504	1.4%
6	BAX Global/Schenker/Deutsche Bahn	1,044,503	10,071	1.2%
7	La Poste	902,391	8,633	1.0%
8	Panalpina	1,316,351	8,499	1.0%
9	Caterpillar Logistics Services	543,039	7,539	0.9%
10	Kuehne + Nagel	831,978	6,817	0.8%

	Subtotal	13,165,174	$135,851	16.2%

	Top 11-20 Customers	6,477,625	46,864	5.5%

	Total	19,642,799	$182,715	21.7%

(1)	Owned and managed portfolio.
(2)	See reporting definitions and supplemental financial measures disclosures.
(3)	Represents trailing four quarter data.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	8

Operating Statistics(1)	SUPPLEMENTAL ANALYST PACKAGE 2009 Second Quarter Earnings Conference Call

	Owned & Managed Portfolio(2)		Same Store Pool(2)
	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended
	June 30, 2009	March 31, 2009	June 30, 2009	March 31, 2009

Square feet	131,901,732	133,136,434	115,425,681	116,813,431
Percentage of owned & managed square feet			87.5%	88.1%

Occupancy
Occupancy percentage at period end(2)	90.5%	92.2%	90.4%	92.9%
Occupancy percentage at period end (prior year)	95.2%	94.8%	95.2%	94.9%

Average occupancy percentage(2)	91.1%	93.1%	91.2%	93.5%
Average occupancy percentage (prior year)	94.6%	94.9%	94.6%	95.0%

Weighted average lease terms (years)
Original	6.2	6.3	6.1	6.2
Remaining	3.5	3.5	3.2	3.2

Trailing four quarters statistics
Tenant retention(2)	62.1%	67.4%	62.9%	70.0%

Rent change on renewals and rollovers(2)
Percentage	0.2%	2.2%	(0.1%)	1.5%
Same space square footage commencing (millions)	16.8	17.1	15.6	16.9

Second generation TIs and LCs per square foot(2)
Retained	$1.33	$1.37
Re-tenanted	$2.85	$3.10
Weighted average	$1.84	$1.94
Second generation square footage commencing (millions)	21.0	21.4

Gross operating margin(2)	72.6%	73.0%	72.7%	73.0%

	Same Store Pool(2)
	Quarter Ended	Six Months Ended
Cash Basis NOI percent change(2)	June 30, 2009	June 30, 2009

Increase (decrease) in revenues excluding lease termination fees(3)	(2.8%)	(0.7%)
Increase (decrease) in expenses(3)	0.9%	5.1%
Increase (decrease) in NOI excluding lease termination fees(2)(3)	(4.1%)	(2.7%)
Increase (decrease) in NOI including lease termination fees(2)(3)	(3.4%)	(1.9%)

(1)	Owned and managed portfolio.
(2)	See reporting definitions and supplemental financial measures disclosures.
(3)	For the quarter ended June 30, 2009, on a consolidated basis, the percent change was (1.7)%, (1.6)%, (1.7)% and (1.2)%, respectively, for decrease in revenues excluding lease termination fees, decrease in expenses, decrease in NOI excluding lease termination fees and decrease in NOI including lease termination fees. For the six months ended June 30, 2009, on a consolidated basis, the percent change was 0.3%, 4.1%, (1.3)% and (0.9)%, respectively, for increase in revenues excluding lease termination fees, increase in expenses, decrease in NOI excluding lease termination fees and decrease in NOI including lease termination fees.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	9

Portfolio Overview	SUPPLEMENTAL ANALYST PACKAGE 2009 Second Quarter Earnings Conference Call

	Square Feet as of 3/31/2009	Acquired Square Feet		Placed in Operations Square Feet(1)		Disposed Square Feet		Square Feet as of 6/30/2009	% of Total Owned and Managed Square Feet as of 6/30/2009	AMB’s Share of Square Feet as of 6/30/2009	Year-to-Date Average Occupancy	Annualized Base Rent psf as of 6/30/2009	Year-to-Date Same Store NOI Growth Without Lease Termination Fees(2)	Trailing Four Quarters Rent Change on Renewals and Rollovers(2)

Southern California	19,586,376	—		—		(194,232)		19,392,144	14.7%	53.9%	91.7%	$6.46	0.2%	2.5%
Chicago	13,147,056	—		—		(179,400)		12,967,656	9.8%	53.1%	91.3%	5.44	3.8%	(0.2%)
No. New Jersey/New York	11,686,626	—		(7,193)		(36,074)		11,643,359	8.8%	49.5%	92.2%	7.63	(8.8%)	3.2%
San Francisco Bay Area	11,565,832	—		85,454		(657,600)		10,993,686	8.3%	71.5%	89.9%	6.65	(3.8%)	5.2%
Seattle	8,645,277	—		—		(760,253)		7,885,024	6.0%	49.7%	96.3%	5.50	4.9%	10.3%
South Florida	6,472,397	—		(2,600)		(106,599)		6,363,198	4.8%	71.9%	93.2%	7.41	(2.1%)	(0.5%)
U.S. On-Tarmac	2,630,724	—		—		—		2,630,724	2.0%	92.7%	90.5%	19.40	(2.8%)	(0.4%)
Other U.S. Markets	28,748,558	—		—		(90,636)		28,657,922	21.8%	63.1%	89.5%	5.69	(5.1%)	(2.1%)

U.S. Subtotal / Wtd Avg	102,482,846	—		75,661		(2,024,794)		100,533,713	76.2%	59.7%	91.4%	$6.59	(2.5%)	1.4%

Canada	3,564,059	—		—		—		3,564,059	2.7%	100.0%	93.5%	$4.99	(6.9%)	(3.4%)

Mexico City	3,590,942	—		—		—		3,590,942	2.7%	47.4%	90.8%	5.55	(16.3%)	(5.6%)
Guadalajara	2,890,526	—		—		—		2,890,526	2.2%	21.6%	98.0%	4.64	0.5%	(7.6%)
Other Mexico Markets	419,845	—		—		—		419,845	0.3%	26.8%	100.0%	5.24	(3.0%)	n/a

Mexico Subtotal / Wtd Avg	6,901,313	—		—		—		6,901,313	5.2%	35.4%	94.4%	$5.13	(8.2%)	(6.2%)

The Americas Total / Wtd Avg	112,948,218	—		75,661		(2,024,794)		110,999,085	84.1%	59.5%	91.6%	$6.45	(2.7%)	0.8%

France	3,508,186	—		277,817		—		3,786,003	2.9%	27.8%	97.2%	$8.74	(9.7%)	(11.2%)
Germany	3,191,670	—		—		—		3,191,670	2.4%	30.2%	96.1%	8.85	(13.4%)	(0.3%)
Benelux	2,830,735	—		436,627		—		3,267,362	2.5%	31.2%	96.4%	10.00	(18.4%)	n/a
Other Europe Markets	343,077	—		—		—		343,077	0.3%	61.9%	100.0%	15.19	100.0%	n/a

Europe Subtotal / Wtd Avg	9,873,668	—		714,444		—		10,588,112	8.1%	30.7%	96.7%	$9.36	(11.3%)	(5.4%)

Tokyo	5,263,053	—		—		—		5,263,053	4.0%	20.0%	91.9%	$14.28	7.1%	(2.4%)
Osaka	2,000,037	—		—		—		2,000,037	1.5%	20.0%	93.1%	11.30	12.5%	6.0%
Other Japan Markets	—	—		—		—		—	0.0%	0.0%	0.0%	—	0.0%	n/a

Japan Subtotal / Wtd Avg	7,263,090	—		—		—		7,263,090	5.5%	20.0%	92.2%	$13.44	7.8%	(1.0%)

China	1,897,400	—		—		—		1,897,400	1.4%	100.0%	88.9%	$4.57	8.0%	11.1%
Singapore	935,926	—		—		—		935,926	0.7%	100.0%	98.5%	9.30	(1.7%)	5.0%
Other Asia Markets	218,132	—		(13)		—		218,119	0.2%	100.0%	88.3%	5.56	0.0%	(9.9%)

Asia Total / Wtd Avg	10,314,548	—		(13)		—		10,314,535	7.8%	43.7%	92.1%	$11.35	1.8%	(1.0%)

Owned and Managed Total / Wtd Avg(2)	133,136,434	—		790,092		(2,024,794)		131,901,732	100.0%	55.9%	92.0%	$7.08	(2.7%)	0.2%

Other Real Estate Investments(3)	7,495,659	—		—		—		7,495,659		54.3%	89.0%	5.23

Total Operating Portfolio	140,632,093	—		790,092		(2,024,794)		139,397,391		55.8%	91.8%	$6.98

Development
Pipeline	11,793,174	221,477	(5)	(520,941	)(6)	(2,488,143	)(7)	9,005,567		92.0%
Available for Sale or Contribution(4)	6,598,392	2,169,293	(5)	(277,817	)(6)	(12,634	)(7)	8,477,234		87.8%

Development Subtotal	18,391,566	2,390,770		(798,758)		(2,500,777)		17,482,801		90.0%

Total Global Portfolio	159,023,659	2,390,770		(8,666)		(4,525,571)		156,880,192		59.6%

(1)	Represents assets placed in operations from development and may include positive/(negative) remeasurements of square footage as operating assets.
(2)	See reporting definitions and supplemental financial measures disclosures.
(3)	Includes operating properties held through AMB’s investments in unconsolidated joint ventures that it does not manage and are therefore excluded from the owned and managed portfolio and the location of AMB’s global headquarters.
(4)	Represents development projects available for sale or contribution that are not included in the operating portfolio.
(5)	For development pipeline, represents square footage of development starts. For available for sale or contribution, represents new projects available.
(6)	For development pipeline, represents square footage of completed development projects placed in operations. For available for sale or contribution, represents projects placed in operations.
(7)	For development pipeline, represents square footage of completed development projects placed in available for sale or contribution. For available for sale or contribution, represents projects disposed.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	10

Capital Deployment Overview (dollars in millions)	SUPPLEMENTAL ANALYST PACKAGE 2009 Second Quarter Earnings Conference Call

Development Pipeline by Region as of June 30, 2009(1)
(Estimated Total Investment(2))
Development Starts(1)
(Estimated Total Investment(2))
Acquisition Volume(3)
(Acquisition Cost(2))

(1)	Includes investments held through unconsolidated co-investment ventures. Estimated total investment is before the impact of real estate impairment losses.
(2)	See reporting definitions and supplemental financial measures disclosures.
(3)	Owned and managed portfolio, excludes land inventory purchases.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	11

Development Starts and Total Capital Deployment(1) (dollars in thousands)	SUPPLEMENTAL ANALYST PACKAGE 2009 Second Quarter Earnings Conference Call

	For the Quarter Ended June 30, 2009			For the Six Months Ended June 30, 2009
	Estimated	Estimated	% of Total	Estimated	Estimated	% of Total
	Square Feet at	Total	Estimated	Square Feet at	Total	Estimated
	Stabilization(2)	Investment(2)	Investment(2)	Stabilization(2)	Investment(2)	Investment(2)

The Americas
United States	96,250	$7,248	23.1%	96,250	$7,248	12.0%
Other Americas	—	—	0.0%	189,337	12,116	20.0%

The Americas Total	96,250	$7,248	23.1%	285,587	$19,364	32.0%

Europe
France	—	$—	0.0%	274,802	$17,118	28.2%
Germany	—	—	0.0%	—	—	0.0%
Benelux	125,227	24,121	76.9%	125,227	24,121	39.8%
Other Europe	—	—	0.0%	—	—	0.0%

Europe Total	125,227	$24,121	76.9%	400,029	$41,239	68.0%

Asia
Japan	—	$—	0.0%	—	$—	0.0%
China	—	—	0.0%	—	—	0.0%
Other Asia	—	—	0.0%	—	—	0.0%

Asia Total	—	$—	0.0%	—	$—	0.0%

Total Development Starts	221,477	$31,369	100.0%	685,616	$60,603	100.0%

AMB’s Weighted Average Ownership Percentage		61.6%			80.1%
Weighted Average Estimated Yield(2)		7.2%			8.1%

	For the Quarter Ended June 30, 2009		For the Six Months Ended June 30, 2009
	Estimated	Estimated	Estimated	Estimated
	Square Feet at	Total	Square Feet at	Total
	Stabilization(2)	Investment(2)	Stabilization(2)	Investment(2)

Total Acquisitions	—	$—	—	$—
Total Development Starts	221,477	31,369	685,616	60,603

Total Capital Deployment	221,477	$31,369	685,616	$60,603

(1)	Includes investments held through unconsolidated co-investment ventures.
(2)	See reporting definitions and supplemental financial measures disclosures.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	12

Contributions and Dispositions(1) (dollars in thousands)	SUPPLEMENTAL ANALYST PACKAGE 2009 Second Quarter Earnings Conference Call

	For the Quarter Ended June 30, 2009		For the Six Months Ended June 30, 2009
	Operating Property	Development Property	Operating Property	Development Property
AMB’s Ownership Contributed and Disposed	32.1%	95.5%	59.5%	83.0%
Contribution Value and Disposition Price	$81,516	$74,964	$143,270	$317,631
Weighted Average Stabilized Cap Rate(2)(3)	7.6%	7.9%	8.3%	6.3%
Development Margin(3)	N/A	(14.9%)	N/A	9.3%
Square Footage or Acreage Contributed or Sold

	For the Quarter Ended June 30, 2009			For the Six Months Ended June 30, 2009
	Operating Property	Development Property		Operating Property	Development Property
	Square Feet	Square Feet	Land Acreage(4)	Square Feet	Square Feet	Land Acreage(4)

The Americas
United States	1,367,194	670,409	—	2,199,365	1,253,600	5
Other Americas	—	318,850	—	—	318,850	—

The Americas Total	1,367,194	989,259	—	2,199,365	1,572,450	5

Europe
France	—	—	—	—	—	—
Germany	—	—	—	—	—	—
Benelux	—	—	—	—	—	—
Other Europe	—	—	—	—	—	—

Europe Total	—	—	—	—	—	—

Asia
Japan	—	—	—	—	981,162	—
China	—	—	—	—	—	—
Other Asia	—	—	—	—	—	—

Asia Total	—	—	—	—	981,162	—

Total	1,367,194	989,259	—	2,199,365	2,553,612	5

(1)	Includes investments held through unconsolidated co-investment ventures.
(2)	Excludes value-added conversions, development for sale, and land sales.
(3)	See reporting definitions and supplemental financial measures disclosures.
(4)	Represents acreage for land sales and value-added conversion projects.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	13

Development Pipeline(1) (dollars in thousands)	SUPPLEMENTAL ANALYST PACKAGE 2009 Second Quarter Earnings Conference Call

	2009 Expected Stabilizations		2010 Expected Stabilizations		Total
	Estimated	Estimated	Estimated	Estimated	Estimated	Estimated	% of Total
	Square Feet at	Total	Square Feet at	Total	Square Feet at	Total	Estimated
	Stabilization(2)	Investment(2)(3)	Stabilization(2)	Investment(2)(3)	Stabilization(2)	Investment(2)(3)	Investment(2)

The Americas
United States	1,681,557	$176,870	395,011	$41,682	2,076,568	$218,552	28.8%
Other Americas	1,180,962	72,904	875,533	58,102	2,056,495	131,006	17.3%

The Americas Total	2,862,519	$249,774	1,270,544	$99,784	4,133,063	$349,558	46.1%

Europe
France	—	$—	973,832	$76,623	973,832	$76,623	10.1%
Germany	—	—	413,958	48,794	413,958	48,794	6.5%
Benelux	67,705	11,946	578,742	79,979	646,447	91,925	12.1%
Other Europe	436,916	38,881	—	—	436,916	38,881	5.1%

Europe Total	504,621	$50,827	1,966,532	$205,396	2,471,153	$256,223	33.8%

Asia
Japan	—	$—	417,833	$53,147	417,833	$53,147	7.0%
China	392,215	19,494	1,591,303	79,719	1,983,518	99,213	13.1%
Other Asia	—	—	—	—	—	—	0.0%

Asia Total	392,215	$19,494	2,009,136	$132,866	2,401,351	$152,360	20.1%

Total	3,759,355	$320,095	5,246,212	$438,046	9,005,567	$758,141	100.0%

			Cumulative real estate impairment losses			(51,441)

		Estimated total investment, net of cumulative real estate impairment losses				$706,700

Number of Projects		18		16		34
Invested to Date(4)		$289,853		$355,337		$645,190
AMB’s Weighted Average Ownership Percentage		89.1%		91.6%		90.5%
AMB’s Share of Amounts Invested to Date(2)(4)		$257,150		$325,742		$582,892
AMB’s Share of Amounts Invested to Date
Percentage(2)(4)(5)(6)		90.2%		81.2%		84.9%
AMB’s Share of Remainder to Invest(2)(4)(6)		$28,017		$75,408		$103,425
Weighted Average Estimated Yield(2)(6)		7.5%		7.0%		7.2%
Percent Pre-Leased(2)		44.2%		11.8%		25.3%

(1)	Includes investments held through unconsolidated co-investment ventures.
(2)	See reporting definitions and supplemental financial measures disclosures.
(3)	Includes value-added conversion projects.
(4)	Amounts include capitalized interest as applicable.
(5)	Calculated as AMB’s share of amounts funded to date to AMB’s share of estimated total investment.
(6)	Calculated using estimated total investment before the impact of cumulative real estate impairment losses.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	14

Completions and Properties Available for Sale or Contribution(1) (dollars in thousands)	SUPPLEMENTAL ANALYST PACKAGE 2009 Second Quarter Earnings Conference Call

	Development Completions(2)				Available for Sale or Contribution as of June 30, 2009
	For the Quarter Ended		For the Six Months Ended		Development		Operating
	June 30, 2009		June 30, 2009		Properties		Properties		Total
		Total		Total		Total		Total		Total
	Square Feet	Investment(3)	Square Feet	Investment(3)	Square Feet	Investment(3)(4)	Square Feet	Investment(3)	Square Feet	Investment(3)(4)

The Americas
United States	458,996	$52,799	3,793,471	$253,948	2,763,896	$158,168	577,588	$46,533	3,341,484	$204,701
Other Americas	1,222,575	75,588	2,750,106	174,742	1,308,273	72,813	2,607,850	184,398	3,916,123	257,211

The Americas Total	1,681,571	$128,387	6,543,577	$428,690	4,072,169	$230,981	3,185,438	$230,931	7,257,607	$461,912

Europe
France	—	$—	101,461	$14,314	37,954	$4,981	345,091	$37,346	383,045	$42,327
Germany	—	—	—	—	139,608	18,924	—	—	139,608	18,924
Benelux	436,627	36,973	533,147	53,803	207,232	34,344	436,627	36,973	643,859	71,317
Other Europe	—	—	—	—	585,971	74,245	178,262	31,152	764,233	105,397

Europe Total	436,627	$36,973	634,608	$68,117	970,765	$132,494	959,980	$105,471	1,930,745	$237,965

Asia
Japan	685,757	$115,280	685,757	$115,280	2,833,951	$483,382	—	$—	2,833,951	$483,382
China	206,269	9,755	206,269	9,755	206,269	9,755	1,897,400	59,938	2,103,669	69,693
Other Asia	—	—	—	—	394,080	23,431	218,132	19,335	612,212	42,766

Asia Total	892,026	$125,035	892,026	$125,035	3,434,300	$516,568	2,115,532	$79,273	5,549,832	$595,841

Total	3,010,224	290,395	8,070,211	$621,842	8,477,234	$880,043	6,260,950	$415,675	14,738,184	$1,295,718

							Cumulative real estate impairment losses			(135,216)

						Total investment, net of cumulative real estate impairment losses				$1,160,502

AMB’s Weighted Average Ownership Percentage		100.0%		93.5%		95.2%		100.0%
Weighted Average Estimated Yield(2)(5)		7.0%		7.1%		7.0%		N/A
Percent Pre-leased(2)		56.3%		61.0%		42.3%		94.5%

(1)	Includes investments held through unconsolidated co-investment ventures.
(2)	See reporting definitions and supplemental financial measures disclosures.
(3)	Includes value-added conversion projects.
(4)	Total investment includes estimated costs of completion.
(5)	Calculated using estimated total investment before impact of cumulative real estate impairment losses.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	15

Land, Value-Added Conversion, and Redevelopment Inventory(1)(2) (dollars in thousands)	SUPPLEMENTAL ANALYST PACKAGE 2009 Second Quarter Earnings Conference Call

	The Americas		Europe		Asia		Total
		Estimated		Estimated		Estimated			Estimated
		Build Out Potential		Build Out Potential		Build Out Potential			Build Out Potential
	Acres	(square feet)	Acres	(square feet)	Acres	(square feet)	Acres		(square feet)

Balance as of March 31, 2009	2,136	35,433,856	221	4,461,497	128	5,059,530	2,485		44,954,883
Acquisitions	—	—	—	—	22	619,290	22		619,290
Sales	—	—	—	—	—	—	—		—
Development starts	(9)	(96,250)	(4)	(125,227)	—	—	(13)		(221,477)
Site plan adjustments	5	17,924	2	—	—	—	7		17,924

Balance as of June 30, 2009	2,132	35,355,530	219	4,336,270	150	5,678,820	2,501	(3)	45,370,620	(3)

Investment in Land(4)		$538,770		$107,940		$176,950			$823,660

			Cumulative real estate impairment losses						$(154,105)

		Investment in land, net of cumulative real estate impairment losses							$669,555	(3)

Value-Added Conversion Inventory(1)(7)

	East Region		West Region		Central Region		The Americas
		Number of		Number of		Number of			Number of
Conversion Time Frame	Acres	Projects	Acres	Projects	Acres	Projects	Acres		Projects

3 years or less	—	—	29	2	—	—	29		2
3+ years	7	2	218	12	—	—	225		14

Total	7	2	247	14	—	—	254	(5)	16

Redevelopment Inventory(1)(7)

	East Region		West Region		Central Region		The Americas
	Square	Number of	Square	Number of	Square	Number of	Square		Number of
Redevelopment Time Frame	Feet	Projects	Feet	Projects	Feet	Projects	Feet		Projects

3 years or less	40,800	1	329,140	1	—	—	369,940		2
3+ years	—	—	998,372	3	—	—	998,372		3

Total	40,800	1	1,327,512	4	—	—	1,368,312	(6)	5

(1)	See reporting definitions and supplemental financial measures disclosures.
(2)	Includes investments held through unconsolidated co-investment ventures.
(3)	AMB’s share of acres, square feet of estimated build out, and investment in land, net of cumulative real estate impairment losses including amounts held in unconsolidated co-investment ventures is 2,277 acres, 41.4 million square feet and $525,849, respectively.
(4)	Represents actual cost incurred to date including initial acquisition, infrastructure, and associated carry costs.
(5)	AMB’s share is 198 acres.
(6)	AMB’s share is 750,674 square feet.
(7)	East, West and Central regions represent AMB’s geographic division of the Americas.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	16

Private Capital Co-investment Ventures Overview (dollars in millions)	SUPPLEMENTAL ANALYST PACKAGE 2009 Second Quarter Earnings Conference Call

	Date	Geographic		Functional	Incentive Distribution
Co-investment Venture	Established	Focus	Principal Venture Investors	Currency	Frequency	Term

AMB-SGP	March 2001	United States	Subsidiary of GIC Real Estate Pte Ltd.	USD	10 years	March 2011; extendable 10 years
AMB Institutional Alliance Fund II	June 2001	United States	Various	USD	At dissolution	December 2014 (estimated)
AMB-AMS	June 2004	United States	Various	USD	At dissolution	December 2012; extendable 4 years
AMB Institutional Alliance Fund III	October 2004	United States	Various	USD	3 years (next 2Q11)	Open end
AMB-SGP Mexico	December 2004	Mexico	Subsidiary of GIC Real Estate Pte Ltd.	USD	7 years	December 2011; extendable 7 years
AMB Japan Fund I	June 2005	Japan	Various	JPY	At dissolution	June 2013; extendable 2 years
AMB DFS Fund I(1)	October 2006	United States	GE Real Estate	USD	Upon project sales	Perpetual
AMB Europe Fund I	June 2007	Europe	Various	EUR	3 years (next 2Q10)	Open end
YTD Additions to Private Capital Co-investment Ventures(1)
Gross Carrying Value of Private Capital Co-investment Ventures(2)

(1)	Additions to private capital co-investment ventures include both acquisitions from third parties as well as assets contributed to co-investment ventures from AMB.
(2)	See reporting definitions and supplemental financial measures disclosures.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	17

Joint Ventures Financial Summary (dollars in thousands)	SUPPLEMENTAL ANALYST PACKAGE 2009 Second Quarter Earnings Conference Call

	AMB’s			Gross					AMB’s	Estimated		Planned
	Ownership	Square		Book		Property		Other	Net Equity	Investment		Gross
Unconsolidated Joint Ventures	Percentage	Feet(1)		Value(2)		Debt		Debt	Investment(3)	Capacity		Capitalization

Operating Co-Investment Ventures
AMB Institutional Alliance Fund III(4)	19%	36,393,478		$3,305,545		$1,738,726		$40,000	$185,610	$—		$3,306,000
AMB Europe Fund I(4)	21%	9,236,263		1,231,380		711,179		—	61,943	—		1,231,000
AMB Japan Fund I	20%	7,263,082		1,444,717		817,244		8,302	79,008	—		1,445,000
AMB-SGP Mexico	22%	6,331,990		356,433		168,814		58,825	19,757	245,000		601,000

Total Operating Co-investment Ventures	20%	59,224,813		6,338,075		3,435,963		107,127	346,318	245,000		6,583,000
Development Co-investment Ventures:
AMB DFS Fund I	15%	1,235,492		116,899		—		—	17,464	—	(5)	117,000
AMB Institutional Alliance Fund III(4)	19%	178,567		10,531		5,939		—	887	n/a		n/a

Total Development Co-investment Ventures	15%	1,414,059		127,430		5,939		—	18,351	—		117,000

Total Unconsolidated Co-investment Ventures(6)	20%	60,638,872		6,465,505		3,441,902		107,127	364,669	245,000		6,700,000
Other Industrial Operating Joint Ventures	51%	7,418,749	(7)	278,399		162,276		—	50,049	n/a		n/a

Total Unconsolidated Joint Ventures	21%	68,057,621		$6,743,904		$3,604,178		$107,127	$414,718	$245,000		$6,700,000

Consolidated Joint Ventures

Operating Co-investment Ventures
AMB-SGP	50%	8,288,663		$464,954		$339,335		$—
AMB Institutional Alliance Fund II	20%	7,219,648		504,514		197,559		50,000
AMB-AMS	39%	2,172,137		157,522		82,473		—

Total Operating Co-investment Ventures	35%	17,680,448		1,126,990		619,367		50,000
Development Co-investment Ventures
AMB Institutional Alliance Fund II	20%	98,560		5,988		—		—

Total Development Co-investment Ventures	20%	98,560		5,988		—		—

Total Consolidated Co-investment Ventures	35%	17,779,008		1,132,978		619,367		50,000
Other Industrial Operating Joint Ventures	89%	2,388,940		241,522		33,237		—
Other Industrial Development Joint Ventures	61%	770,442		249,872		128,694		—

Total Consolidated Joint Ventures	47%	20,938,390		$1,624,372		$781,298		$50,000

Selected Operating Results
For the Quarter Ended June 30, 2009		Cash NOI(8)		Net Income		FFO(8)		Share of	Cash NOI(8)	Net Income		FFO(8)

Unconsolidated Joint Ventures		$98,649		$6,831	(9)	$46,504	(9)	AMB’s	$21,769	$4,284		$11,786
Consolidated Joint Ventures		$27,225		$7,672		$14,088		Partner’s	$14,826	$2,102		$7,151

Selected Operating Results For the Six Months Ended June 30, 2009		Cash NOI(8)		Net (Loss) Income		FFO(8)		Share of	Cash NOI(8)	Net Income		FFO(8)

Unconsolidated Joint Ventures		$200,342		$(58	)(9)	$80,438	(9)	AMB’s	$44,155	$4,250		$19,310
Consolidated Joint Ventures		$54,311		$3,229		$20,337		Partner’s	$29,913	$814		$10,863

(1)	For development properties, represents the estimated square feet upon completion for the committed phases of development projects.
(2)	Represents the book value of the property (before accumulated depreciation) owned by the joint venture and excludes net other assets. Development book values include uncommitted land.
(3)	Through its investment in G. Accion, AMB holds an equity interest in various other unconsolidated ventures for approximately $19.3 million.
(4)	The estimated investment capacity and planned gross capitalizations and investment capacities of AMB Institutional Alliance Fund III and AMB Europe Fund I, as open-end funds, are not limited. The planned gross capitalization represents the gross book value of real estate assets as of the most recent quarter end, and the investment capacity represents estimated capacity based on the fund’s current cash and leverage limitations as of the most recent quarter end.
(5)	For AMB DFS Fund I, the investment period ended in June 2009. The fund will terminate upon completion and disposition of assets currently owned and under development by the fund.
(6)	See reporting definitions and supplemental financial measures disclosures for unconsolidated co-investment venture operating results.
(7)	Includes investments in 7.3 million square feet of operating properties through AMB’s investment in unconsolidated joint ventures that it does not manage which it excludes from its owned and managed portfolio.
(8)	See reporting definitions and supplemental financial measures disclosures.
(9)	Excludes $3.8 million and $7.6 million of interest expense on shareholder loans for AMB-SGP Mexico for the quarter and six months ended June 30, 2009, respectively.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	18

Capitalization Summary (dollars in millions)	SUPPLEMENTAL ANALYST PACKAGE 2009 Second Quarter Earnings Conference Call

Value

$14,000
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$-
$6,671
AMB's share of Total Debt & Preferred(2) $3,855
Market Equity(2) $2,816
$5,145
Co-investors' share of Equity(2) $1,735
Co-investors' share of Debt(2), $3,410
$12,061
Estimated Investment Capacity(2) $245
Assets Under Management(2) $11,816
AMB Enterprise Value
Co-investors' Capital Under Management
Total as of June 30, 2009

Coverage and Debt Ratios

	For the Quarter Ended	For the Six Months Ended
	June 30, 2009	June 30, 2009

Interest coverage(2)	3.1x	3.5x
Fixed charge coverage(2)	2.2x	2.5x
Dividends per share-to-FFO per share(2)(3)	82.4%	(136.6%	)
AMB’s share of total debt-to-total market capitalization(2)	53.1%	53.1%
AMB’s share of total debt-to-AMB’s share of total assets(2)	44.0%	44.0%

Capital Structure(1)

(1)	Debt amounts represent AMB’s share of debt and preferred securities.
(2)	See reporting definitions and supplemental financial measures disclosures.
(3)	FFO per share includes real estate impairment losses.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	19

Capitalization Detail (dollars in thousands, except shares and share price)	SUPPLEMENTAL ANALYST PACKAGE 2009 Second Quarter Earnings Conference Call

	AMB Wholly-Owned				Consolidated Joint Venture
	Unsecured						Total	Unconsolidated
	Senior	Credit	Other	Secured	Secured	Other	Consolidated	Joint	Total
	Debt	Facilities(1)	Debt	Debt	Debt	Debt	Debt	Venture Debt	Debt

2009	$—	$—	$11,865	$130,845	$79,644	$—	$222,354	$22,930	$245,284
2010	75,000	479,482	325,941	419,368	110,917	—	1,410,708	200,990	1,611,698
2011	75,000	115,460	1,014	15,036	83,193	—	289,703	672,504	962,207
2012	—	—	1,093	2,683	386,920	50,000	440,696	442,797	883,493
2013	491,795	—	920	19,416	39,222	—	551,353	710,493	1,261,846
2014	—	—	616	405	6,481	—	7,502	777,870	785,372
2015	112,491	—	664	16,271	17,609	—	147,035	274,300	421,335
2016	—	—	—	—	16,231	—	16,231	73,051	89,282
2017	—	—	—	—	1,272	—	1,272	351,585	352,857
2018	125,000	—	—	—	1,455	—	126,455	183,194	309,649
Thereafter	—	—	—	—	38,538	—	38,538	5,844	44,382

Subtotal	$879,286	$594,942	$342,113	$604,024	$781,482	$50,000	$3,251,847	$3,715,558	$6,967,405
Unamortized discount	(7,917)	—	—	(1,460)	(184)	—	(9,561)	(4,253)	(13,814)

Subtotal	$871,369	$594,942	$342,113	$602,564	$781,298	$50,000	$3,242,286	$3,711,305	$6,953,591
Joint venture partners’ share of debt(2)	—	—	—	—	(437,562)	(40,000)	(477,562)	(2,932,806)	(3,410,368)

AMB’s share of total debt(2)	$871,369	$594,942	$342,113	$602,564	$343,736	$10,000	$2,764,724	$778,499	$3,543,223

Weighted average interest rate	6.4%	0.8%	3.6%	3.7%	5.1%	5.8%	4.2%	4.8%	4.5%
Weighted average maturity (years)	4.5	1.2	1.3	1.2	3.0	3.2	2.6	4.6	3.6

Market Equity

Security	Shares		Price	Value

Common Stock	146,253,416	(3)	$18.81	$2,751,027
LP Units	3,435,522		$18.81	64,622

Total	149,688,938			$2,815,649

Total options outstanding				8,253,496
Dilutive effect of stock options(4)				61,443

Preferred Stock and Units(5)
	Dividend	Liquidation
Security	Rate	Preference

Series D preferred units	7.18%	$79,767
Series L preferred stock	6.50%	50,000
Series M preferred stock	6.75%	57,500
Series O preferred stock	7.00%	75,000
Series P preferred stock	6.85%	50,000

Weighted Average/Total	6.90%	$312,267

Capitalization Ratios
AMB’s share of total debt-to-total market capitalization(2)(6)	53.1%
AMB’s share of total debt plus preferred-to-AMB’s share of total market capitalization(2)(6)	57.8%
AMB’s share of total debt-to-AMB’s share of total assets(2)	44.0%
AMB’s share of total debt plus preferred-to-AMB’s share of total assets(2)	47.9%

(1)	Represents three credit facilities with total capacity of approximately $1.6 billion. Includes $165.0 million of U.S. Dollar borrowings, as well as $273.5 million, $87.7 million, $41.0 million and $27.7 million in Yen, Canadian dollar, Euro and Singapore dollar-based borrowings outstanding at June 30, 2009, respectively, translated to U.S. dollars using the foreign exchange rates in effect on June 30, 2009.
(2)	See reporting definitions and supplemental financial measures disclosures.
(3)	Includes 930,321 shares of unvested restricted stock.
(4)	Computed using the treasury stock method and an average share price of $18.08 for the quarter ended June 30, 2009.
(5)	Units are exchangeable under certain circumstances by the unitholder for preferred stock and redeemable at the option of AMB after a five year non-call period.
(6)	Total Market Capitalization is defined as total debt plus preferred equity liquidation preferences plus market equity.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	20

Capital Commitments (dollars in thousands)	SUPPLEMENTAL ANALYST PACKAGE 2009 Second Quarter Earnings Conference Call

Debt Maturing in 2009 through 2012(1)

	After Extension Options(2)
AMB Wholly-owned Debt	2009	2010	2011	2012
Unsecured Senior Debt	$—	$75,000	$75,000	$—
Credit Facilities	—	—	479,482	115,460
Other Debt	11,421	325,000	—	—
AMB Secured Debt	130,385	188,403	244,677	2,316

Subtotal	141,806	588,403	799,159	117,776

Consolidated Joint Ventures
AMB-AMS	13,294	2,597	—	—
AMB Institutional Alliance Fund II	—	10,157	31,432	5,655
AMB-SGP	15,414	—	28,038	295,883
Other Industrial Operating Joint Ventures	43,069	49,089	15,699	—

Subtotal	71,777	61,843	75,169	301,538

Unconsolidated Joint Ventures
AMB Institutional Alliance Fund III	—	27,443	301,136	78,568
AMB Japan Fund I	—	108,110	198,021	175,010
AMB-SGP Mexico	—	—	58,825	168,814
Other Industrial Operating Joint Ventures	150	9,059	32,428	—
AMB Europe Fund I	—	—	—	6,338

Subtotal	150	144,612	590,410	428,730

Total Consolidated	213,583	650,246	874,328	419,314
Total Unconsolidated	150	144,612	590,410	428,730

Total	213,733	794,858	1,464,738	848,044

Total AMB’s Share	$181,014	$652,649	$955,180	$355,546
Development Pipeline Remainder to Fund

AMB’s Share of
	Estimated Total	Invested to	Remainder to	Remainder of	AMB’s	Remainder of
	Investment(3)(4)	Date(3)(4)	Invest(3)(4)	Cash to Fund(3)(5)	Ownership %	Cash to Fund(3)(5)
	(a)	(b)	(a - b)	(c)	(d)	(c x d)

Development pipeline as of June 30, 2009	$758,141	$645,190	$112,951	$96,724	91.7%	$88,678

(1)	Excludes scheduled principal amortization of debt maturing in years subsequent to 2012 as well as debt premiums and discounts.
(2)	Subject to certain conditions.
(3)	Excluding impact of cumulative real estate impairment losses.
(4)	Amounts include capitalized interest as applicable.
(5)	Amounts remove the estimated capitalized interest component from the remainder to fund.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	21

Supplemental Information for Net Asset Value Analysis (NAV) (dollars in thousands, except per share amounts)	SUPPLEMENTAL ANALYST PACKAGE 2009 Second Quarter Earnings Conference Call

Income Items

		Actual
		Quarter Ended
		June 30, 2009

Real Estate:
Wholly owned property cash NOI from continuing operations(1)		$68,429
AMB’s share of cash NOI from joint ventures:
Total cash NOI from joint ventures from continuing operations(1)	$124,714
AMB’s share of joint ventures(1)	27.4%

AMB’s share of cash NOI from joint ventures from continuing operations(1)		34,141
Adjustments to AMB’s share of cash NOI:
NOI attributed to in-progress developments	$(2,440)
NOI attributed to projects held for sale or contribution	(5,740)
NOI attributed to contributed developments	—
NOI required to stabilize property acquired during the quarter	—

Adjustments to AMB’s share of cash NOI(2)		(8,180)

Total AMB’s share of cash NOI related to operating properties(1)(3)		$94,390
Development platform:(3)
Development starts		$31,369
Private capital platform:
Total private capital revenue per common share and unit (diluted)		$0.05
Assets & Liabilities

As of
AMB’s share of:(1)	June 30, 2009

Development, land, and contributed assets:(3)
Development pipeline (funded to date)(4)	$534,549
Development projects available for sale or contribution(4)	772,190
Operating projects available for sale or contribution(4)	350,525
Land held for future development(4)	525,849
Assets contributed to co-investment ventures(5)	—

Total development, land and contributed assets	$2,183,113
Debt and preferred securities:(3)
Total debt	$3,543,223
Preferred securities	312,267

Total debt and preferred securities	$3,855,490
Other balance sheet items:(3)
Cash and cash equivalents and restricted cash	$250,605
Accounts receivable (net) and other assets	352,184
Deferred rents receivable and deferred financing costs (net)	(60,036)
Accounts payable and other liabilities	(380,261)

Total other balance sheet items	$162,492

(1)	See reporting definitions and supplemental financial measures disclosures.
(2)	Transaction activity adjustments remove NOI generated from in-progress developments, contributed developments, and projects held for sale or contribution as the value of this real estate is reflected in AMB’s share of development, land, and contributed assets as detailed above. The adjustments also include stabilized NOI for acquisitions.
(3)	Includes investments held through unconsolidated joint ventures.
(4)	Assets are net of cumulative real estate impairment losses.
(5)	Represents AMB’s share of assets contributed to unconsolidated co-investment ventures during the three months ended June 30, 2009.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	22

Reporting Definitions / Supplemental Financial Measures	SUPPLEMENTAL ANALYST PACKAGE 2009 Second Quarter Earnings Conference Call

Acquisition Cost includes estimated acquisition capital expenditures. Estimated acquisition capital expenditures include immediate building improvements that are taken into consideration when underwriting the purchase of a building or which are incurred to bring a building up to operating standard or to stabilization and incremental building improvements and leasing costs that are incurred in an effort to substantially increase the revenue potential of an existing building.
Adjusted EBITDA. AMB uses adjusted earnings before interest (including the amount of capitalized interest deducted from the determination of development gains), tax, depreciation and amortization, impairment charges, restructuring and other non-cash charges, stock based compensation amortization, and non-development gains, or adjusted EBITDA, to measure both its operating performance and liquidity. AMB considers adjusted EBITDA to provide investors relevant and useful information because it permits investors to view income from its operations on an unleveraged basis before the effects of tax, non-cash depreciation and amortization expense or non-development gains. By excluding interest expense, adjusted EBITDA allows investors to measure AMB’s operating performance independent of its capital structure and indebtedness and, therefore, allows for a more meaningful comparison of its operating performance between quarters as well as annual periods and to compare its operating performance to that of other companies, both in the real estate industry and in other industries. AMB considers adjusted EBITDA to be a useful supplemental measure for reviewing its comparative performance with other companies because, by excluding non-cash depreciation expense, adjusted EBITDA can help the investing public compare the performance of a real estate company to that of companies in other industries. As a liquidity measure, AMB believes that adjusted EBITDA helps investors to analyze its ability to meet debt service obligations and to make quarterly preferred share dividends and unit distributions. Management uses adjusted EBITDA when measuring AMB’s operating performance and liquidity; specifically when assessing its operating performance, and comparing that performance to other companies, both in the real estate industry and in other industries, and when evaluating its ability to meet debt service obligations and to make quarterly preferred share dividends and unit distributions. AMB believes investors should consider adjusted EBITDA, in conjunction with net income (the primary measure of AMB’s performance) and the other required GAAP measures of its performance and liquidity, to improve their understanding of AMB’s operating results and liquidity, and to make more meaningful comparisons of its performance between periods and as against other companies. By excluding interest, taxes, depreciation and amortization, impairment charges, and non-development gains when assessing AMB’s financial performance, an investor is assessing the earnings generated by AMB’s operations, but not taking into account the eliminated expenses or non-development gains incurred in connection with such operations. As a result, adjusted EBITDA has limitations as an analytical tool and should be used in conjunction with AMB’s required GAAP presentations. Adjusted EBITDA does not reflect AMB’s historical cash expenditures or future cash requirements for working capital, capital expenditures or contractual commitments. Adjusted EBITDA also does not reflect the cash required to make interest and principal payments on AMB’s outstanding debt. While adjusted EBITDA is a relevant and widely used measure of operating performance and liquidity, it does not represent net income or cash flow from operations as defined by GAAP and it should not be considered as an alternative to those indicators in evaluating operating performance or liquidity. Further, AMB’s computation of adjusted EBITDA may not be comparable to EBITDA reported by other companies.
The following table reconciles adjusted EBITDA from net (loss) income for the three and six months ended June 30, 2009 and 2008 (dollars in thousands):

	For the Quarters Ended		For the Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Net income (loss)	$29,034	$88,030	$(94,322)	$157,435
Depreciation and amortization	38,724	39,730	80,460	80,214
Impairment charges	—	—	161,067	—
Non-cash restructuring charges	3,824	—	3,824	—
Stock-based compensation amortization and other non-cash charges	4,837	5,094	12,334	11,623
Adjustments to derive adjusted EBITDA from unconsolidated joint ventures:
AMB’s share of net (income) loss	(4,284)	(6,059)	(4,250)	(8,987)
AMB’s share of FFO	11,786	12,276	19,310	21,138
AMB’s share of interest expense	10,449	4,810	20,113	10,731
Interest expense, including amortization	29,329	36,532	61,986	67,603
Total discontinued operations, including gains	(14,544)	(5,167)	(18,020)	(30,588)
Adjusted EBITDA attributable to noncontrolling interests	(14,461)	(24,257)	(29,570)	(57,107)
Capitalized interest attributable to development properties sold or contributed	1,925	8,438	11,899	11,786
Discontinued operations’ adjusted EBITDA	5,076	5,164	12,216	10,286

Adjusted EBITDA	$101,695	$164,591	$237,047	$274,134

AMB’s share of calculations for certain financial measures represent the pro-rata portion of the applicable financial measure based on AMB’s percentage of equity interest in each of the consolidated and unconsolidated co-investment ventures accounted for in the applicable financial measure. AMB believes that “AMB’s share of” calculations are meaningful and useful supplemental measures, which enable both management and investors to assess the operations, earnings and growth of AMB in light of AMB’s ownership interest in its joint ventures and to compare the applicable measure to that of other companies. In addition, it allows for a more meaningful comparison of the applicable measure to that of other companies that do not consolidate any of their joint ventures. “AMB’s share of” calculations are not intended to reflect actual liability should there be a default under loans or a liquidation of the joint ventures. AMB’s computation of “AMB’s share of” measures may not be comparable to that of other real estate companies, as they may use different methodologies for calculating these measures.
AMB’s share of Other Balance Sheet Items. AMB believes that balance sheet information based on GAAP provides the most appropriate information about financial position. However, AMB considers balance sheet information reported on an owned and managed basis (such as AMB’s share of cash and cash equivalents and restricted cash, AMB’s share of accounts receivable (net) and other assets, AMB’s share of deferred rents receivable and deferred financing costs (net), and AMB’s share of accounts payable and other liabilities) to be useful supplemental measures to help the investors better understand AMB’s operating performance. See Reporting Definitions for definitions of “owned and managed” and “AMB’s share of.” AMB believes that AMB’s share of balance sheet items on an owned and managed basis helps management and investors make a comprehensive assessment of AMB’s total real estate portfolio and provides a better understanding of AMB’s operating activities. While such information is helpful to the investor, it does not provide balance sheet information as defined by GAAP and is not a true alternative to such GAAP measurements. Further, AMB’s computation of its share of balance sheet items on an owned and managed basis may not be comparable to that of other real estate companies, as they may use different methodologies for calculating these measures.
AMB’s share of total debt. AMB’s share of total debt is the pro rata portion of the total debt based on its percentage of equity interest in each of the consolidated and unconsolidated joint ventures holding the debt. AMB believes that its share of total debt is a meaningful supplemental measure, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. In addition, it allows for a more meaningful comparison of its debt to that of other companies that do not consolidate their joint ventures. AMB’s share of total debt is not intended to reflect its actual liability should there be a default under any or all of such loans or a liquidation of the joint ventures. See Capitalization Detail for a reconciliation of total debt and AMB’s share of total debt.
AMB’s share of total debt-to-AMB’s share of total assets is calculated using the following definitions: AMB’s share of total debt is the pro rata portion of the total debt based on AMB’s percentage of equity interest in each of the consolidated and unconsolidated joint ventures holding the debt. AMB’s share of total assets is the pro rata portion of total assets based on AMB’s percentage of equity interest in each of the consolidated and unconsolidated joint ventures holding the assets.
AMB’s share of total debt-to-total market capitalization is calculated using the following definitions: AMB’s share of total debt is the pro rata portion of the total debt based on AMB’s percentage of equity interest in each of the consolidated and unconsolidated joint ventures holding the debt. AMB’s definition of “total market capitalization” is AMB’s share of total debt plus preferred equity liquidation preferences plus market equity. AMB’s definition of “market equity” is the total number of outstanding shares of AMB’s common stock and common limited partnership units multiplied by the closing price per share of its common stock as of the period end.
Annualized base rent (ABR) is calculated as monthly base rent (cash basis) per the lease, as of a certain date, multiplied by 12. If free rent is granted, then the first positive rent value is used. Leases denominated in foreign currencies are translated using the currency exchange rate at period end.
Assets Under Management is AMB’s estimate of the value of the real estate it wholly owns or manages through its consolidated and unconsolidated co-investment ventures or for clients of AMB Capital Partners. Assets under management is calculated by adding the co-investment venture partner’s or client’s share of the carrying value of its real estate investment to AMB’s share of total market capitalization.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	23

Reporting Definitions / Supplemental Financial Measures	SUPPLEMENTAL ANALYST PACKAGE 2009 Second Quarter Earnings Conference Call

Average occupancy percentage represents the daily weighted occupancy of the total rentable square feet leased, including month-to-month leases, divided by total rentable square feet. Space is considered leased when the tenant has either taken physical or economic occupancy.
Carrying value is the sum of the most recent valuation of real estate investments plus subsequently incurred capital expenditures. Generally, each real estate investment is valued once a year.
Cash-basis NOI. Cash-basis NOI is defined as NOI less straight line rents and amortization of lease intangibles. AMB considers cash-basis NOI to be an appropriate and useful supplemental performance measure because cash basis NOI reflects the operating performance of the real estate portfolio excluding the effects of non-cash adjustments and provides a better measure of actual cash basis rental growth for a year-over-year comparison. However, cash-basis NOI should not be viewed as an alternative measure of financial performance since it does not reflect general and administrative expenses, interest expenses, depreciation and amortization costs, capital expenditures and leasing costs, or trends in development and construction activities that could materially impact results from operations. Further, cash-basis NOI may not be comparable to that of other real estate investment trusts, as they may use different methodologies for calculating cash-basis NOI.
For a reconciliation of NOI from net income for the three months ended June 30, 2009, refer to the SS NOI definition. The following table reconciles AMB’s share of cash-basis NOI from NOI for the quarter ended June 30, 2009 (dollars in thousands):

For the Quarter Ended
June 30, 2009
NOI	$97,062
Straight-line rents and amortization of lease intangibles	(1,542)
Consolidated joint venture cash NOI	(27,091)

Wholly-owned property cash NOI	68,429
AMB’s share of consolidated joint venture cash NOI	12,372
AMB’s share of unconsolidated joint venture cash NOI	21,769
AMB’s share of transaction adjustments	(8,180)

AMB’s share of cash-basis NOI	$94,390

Co-investment Ventures are Joint Ventures with institutional investors, managed by AMB from which AMB receives acquisition fees for third-party acquisitions, portfolio and asset management distributions or fees, as well as incentive distributions or promoted interests.
Co-investment venture partner’s (or co-investor’s) share of debt is the co-investment venture partner’s pro-rata portion of total debt.
Co-investment venture partner’s (or co-investor’s) share of equity is the pro-rata portion of the co-investment venture partner’s share of carrying value less the co-investment venture partner’s share of debt.
Completion/Stabilization is generally defined as properties that are 90% leased or properties that have been substantially complete for at least 12 months.
Development activities include ground-up development, redevelopments, renovations, land sales and value-added conversions.
Development margin is calculated as contribution value or disposition price less closing costs, minus estimated total investment and any deferred rents, taxes or third party promotes before any deferrals on contributions, divided by the estimated total investment.
Estimated FFO by Business. Estimated FFO by Business is FFO generated by AMB’s Real Estate Operations, Development and Private Capital business. Estimated Development and Private Capital FFO was determined by reducing Development Profits, net of taxes, and Private Capital revenues by their respective estimated share of general and administrative expenses, also defined as overhead. Development’s and Private Capital’s estimated allocation of total general and administrative expenses was based on their respective percentage of actual direct general and administrative expenses incurred. Estimated Real Estate Operations FFO represents total AMB FFO less estimated FFO attributable to Development and Private Capital. Management believes estimated FFO by business line is a useful supplemental measure of its operating performance because it helps the investing public compare the operating performance of AMB’s respective businesses to other companies’ comparable businesses. Further, AMB’s computation of FFO by business line may not be comparable to that reported by other real estate investment trusts as they may use different methodologies in computing such measures.
Estimated investment capacity is AMB’s estimate of the gross real estate which could be acquired through the use of its equity commitments from co-investment venture partners plus AMB’s funding obligations and estimated debt capitalization.
Estimated total investment represents total estimated cost of development, renovation, or expansion, including initial acquisition costs, prepaid ground leases, buildings, and associated carry costs. Estimated total investments are based on current forecasts and are subject to change. Non-U.S. Dollar investments are translated to U.S. Dollars using the exchange rate at period end.

Co-investment venture operating results.

For the Quarter Ended June 30, 2009
				Income
	AMB’s		Property	(Loss) from
	Ownership		Operating	Continuing	Net
Unconsolidated Co-investment Ventures	Percentage	Revenues	Expenses	Operations	Income (Loss)	Cash NOI	FFO
AMB Institutional Alliance Fund III	19%	$69,204	$(18,102)	$3,317	$4,343	$48,332	$24,064
AMB Europe Fund I	21%	24,179	(4,988)	1,188	1,188	18,438	9,219
AMB Japan Fund I	20%	23,950	(5,768)	3,635	3,635	18,018	10,328
AMB-SGP Mexico	22%	9,819	(1,317)	739 (1)	739 (1)	7,011	3,839
AMB DFS Fund I	15%	—	(118)	(5,370)	(5,370)	(118)	(5,370)

Consolidated Co-investment Ventures

AMB-SGP	50%	11,745	(3,423)	281	281	8,426	3,647
AMB Institutional Alliance Fund II	20%	13,124	(3,324)	1,957	5,829	10,037	5,585
AMB-AMS	39%	4,162	(920)	781	781	3,243	1,906

(1)	Excludes $3.8 million of interest expense on loans from co-investment venture partners.
Co-investment venture partner’s share of calculations for certain financial measures represent the pro-rata portion of the applicable financial measure based on AMB’s co-investment venture partners’ percentage of equity interest in each of the consolidated or unconsolidated co-investment ventures accounted for in the applicable financial measure.
Estimated yields on development projects are calculated from estimated annual cash NOI following occupancy stabilization divided by the estimated total investment. Yields exclude value added conversion projects and are calculated on an after-tax basis for international projects.
Fixed charge coverage. Fixed charge coverage is defined as Adjusted EBITDA divided by fixed charges. Fixed charges consist of interest expense less joint venture partner’s share of interest expense and amortization of finance costs and debt premiums, from continuing and discontinued operations, plus AMB’s share of interest expense from unconsolidated joint venture debt, capitalized interest, preferred unit distributions and preferred stock dividends. AMB uses fixed charge coverage to measure its liquidity. AMB believes fixed charge coverage is relevant and useful to investors because it permits fixed income investors to measure AMB’s ability to meet its interest payments on outstanding debt, make distributions to its preferred unitholders and pay dividends to its preferred shareholders. AMB’s computation of fixed charge coverage may not be comparable to fixed charge coverage reported by other companies.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	24

Reporting Definitions / Supplemental Financial Measures	SUPPLEMENTAL ANALYST PACKAGE 2009 Second Quarter Earnings Conference Call

The following table details the calculation of fixed charges for the three and six months ended June 30, 2009 and 2008 (dollars in thousands):

	For the Quarters Ended		For the Six Months Ended
	June 30,		June 30,
Fixed charge	2009	2008	2009	2008
Interest expense, including amortization — continuing operations	$29,329	$36,532	$61,986	$67,603
Amortization of financing costs and debt premiums — continuing operations	(3,033)	(3,182)	(6,207)	(5,155)
Interest expense, including amortization — discontinued operations	41	(6)	(190)	(139)
Amortization of financing costs and debt premiums — discontinued operations	(1)	(3)	(4)	(7)
Joint venture partner’s share of interest expense	(7,109)	(10,192)	(14,237)	(24,489)
AMB’s share of interest expense from unconsolidated joint ventures	10,449	4,810	20,113	10,731
Capitalized interest	10,826	17,168	22,920	34,927
Preferred unit distributions	1,432	1,432	2,864	2,864
Preferred stock dividends	3,952	3,952	7,904	7,904

Total fixed charge	$45,886	$50,511	$95,149	$94,239

Funds From Operations (“FFO”), Funds From Operations Per Share and Unit (“FFOPS”) and FFO, Excluding Impairment and Restructuring charges (together with FFO and FFOPS, the “FFO Measures”). AMB believes that net income, as defined by U.S. GAAP, is the most appropriate earnings measure. However, AMB considers funds from operations, or FFO, FFO per share and unit, or FFOPS, and FFO, excluding impairment charges, to be useful supplemental measures of its operating performance. AMB defines FFOPS as FFO per fully diluted weighted average share of AMB’s common stock and operating partnership units. AMB calculates FFO as net income available to common stockholders, calculated in accordance with U.S. GAAP, less gains (or losses) from dispositions of real estate held for investment purposes and real estate-related depreciation, and adjustments to derive AMB’s pro rata share of FFO of consolidated and unconsolidated joint ventures.
Unless stated otherwise, AMB includes the gains from development, including those from value-added conversion projects, before depreciation recapture, as a component of FFO. AMB believes that value-added conversion dispositions are in substance land sales and as such should be included in FFO, consistent with the real estate investment trust industry’s long standing practice to include gains on the sale of land in FFO. However, AMB’s interpretation of FFO or FFOPS may not be consistent with the views of others in the real estate investment trust industry, who may consider it to be a divergence from the NAREIT definition, and may not be comparable to FFO or FFOPS reported by other real estate investment trusts that interpret the current NAREIT definition differently than AMB does. In connection with the formation of a joint venture, AMB may warehouse assets that are acquired with the intent to contribute these assets to the newly formed venture. Some of the properties held for contribution may, under certain circumstances, be required to be depreciated under U.S. GAAP. If this circumstance arises, AMB intends to include in its calculation of FFO gains or losses related to the contribution of previously depreciated real estate to joint ventures. Although such a change, if instituted, will be a departure from the current NAREIT definition, AMB believes such calculation of FFO will better reflect the value created as a result of the contributions. To date, AMB has not included gains or losses from the contribution of previously depreciated warehoused assets in FFO.
In addition to presenting FFO as described above, AMB presents FFO, excluding impairment and restructuring charges. AMB calculates FFO, excluding impairment and restructuring charges, as FFO less impairment and restructuring charges and adjustments to derive AMB’s share of impairment charges from consolidated and unconsolidated joint ventures. To the extent that the book value of a land parcel or development asset exceeded the fair market value of a property, based on its intended holding period, a non-cash impairment charge was recognized for the shortfall. The impairment charges were principally a result of increases in estimated capitalization rates and deterioration in market conditions that adversely impacted values. The restructuring charges reflected costs associated with AMB’s reduction in global headcount and cost structure. Although difficult to predict, these charges may be recurring given the uncertainty of the current economic climate and its adverse effects on the real estate markets. While not infrequent or unusual in nature, these charges are subject to market fluctuations that can have inconsistent effects on AMB’s results of operations. The economics underlying these charges reflect market conditions in the short-term but can obscure the value of AMB’s long-term investment decisions and strategies. Management believes FFO, excluding impairment and restructuring charges, is significant and useful to both it and its investors because it more appropriately reflects the value and strength of AMB’s business model and its potential performance isolated from the volatility of the current economic environment. However, in addition to the limitations of FFO Measures generally discussed below, FFO, excluding impairment and restructuring charges, does not present a comprehensive measure of AMB’s financial condition and operating performance. This measure is a modification of the NAREIT definition of FFO and should not be considered a replacement of FFO as AMB defines it or used as an alternative to net income or cash as defined by U.S. GAAP.
AMB believes that the FFO Measures are meaningful supplemental measures of its operating performance because historical cost accounting for real estate assets in accordance with U.S. GAAP implicitly assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation and amortization expenses. However, since real estate values have historically risen or fallen with market and other conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient. Thus, the FFO Measures are supplemental measures of operating performance for real estate investment trusts that exclude historical cost depreciation and amortization, among other items, from net income available to common stockholders, as defined by U.S. GAAP. AMB believes that the use of the FFO Measures, combined with the required U.S. GAAP presentations, has been beneficial in improving the understanding of operating results of real estate investment trusts among the investing public and making comparisons of operating results among such companies more meaningful. AMB considers the FFO Measures to be useful measures for reviewing comparative operating and financial performance because, by excluding gains or losses related to sales of previously depreciated operating real estate assets and real estate depreciation and amortization, the FFO Measures can help the investing public compare the operating performance of a company’s real estate between periods or as compared to other companies. While FFO and FFOPS are relevant and widely used measures of operating performance of real estate investment trusts, the FFO Measures do not represent cash flow from operations or net income as defined by U.S. GAAP and should not be considered as alternatives to those measures in evaluating AMB’s liquidity or operating performance. The FFO Measures also do not consider the costs associated with capital expenditures related to AMB’s real estate assets nor are the FFO Measures necessarily indicative of cash available to fund AMB’s future cash requirements. Management compensates for the limitations of the FFO Measures by providing investors with financial statements prepared according to U.S. GAAP, along with this detailed discussion of the FFO Measures and a reconciliation of the FFO Measures to net income available to common stockholders, a U.S. GAAP measurement.
See Consolidated Statements of Funds from Operations for a reconciliation of FFO from net income available to common stockholders.
The following table reconciles projected FFO from projected net income available to common stockholders for the year ended December 31, 2009:

	2009
	Low	High
Projected net loss available to common stockholders	$(0.68)	$(0.64)
AMB’s share of projected depreciation and amortization	1.20	1.20
AMB’s share of projected gains on disposition of operating properties recognized to date	(0.18)	(0.18)
Impact of additional dilutive securities, other, rounding	(0.04)	(0.04)

Projected Funds From Operations (FFO)	$0.30	$0.34

AMB’s share of non-cash impairment charges	1.32	1.32
Restructuring charges	0.03	0.03
AMB’s share of development gains recognized to date	(0.24)	(0.24)

Projected FFO, excluding AMB’s share of non-cash impairment charges, restructuring charges and development gains(1)	$1.41	$1.45

Amounts are expressed per share, except FFO and FFO, excluding AMB’s share of non-cash impairment charges, restructuring charges and development gains, which is expressed per share and unit.
(1) As development gains are difficult to predict in the current economic environment, management believes Projected FFO, excluding AMB’s share of non-cash impairment charges, restructuring charges and development gains is the more appropriate and useful measure to reflect its assessment of AMB’s projected operating performance.
Gross operating margin is calculated as NOI divided by gross revenues (excluding straight-line rents and amortization of lease intangibles, reimbursable capital revenue and lease termination fees) for properties in the pool at period end.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	25

Reporting Definitions / Supplemental Financial Measures	SUPPLEMENTAL ANALYST PACKAGE 2009 Second Quarter Earnings Conference Call

Impairment charges represent the write down of assets due to estimated fair value being lower than carry value.
Interest coverage. Interest coverage is defined as adjusted EBITDA divided by AMB’s share of interest expense which consists of consolidated interest expense less joint venture partner’s share of interest expense, including amortization, from continuing and discontinued operations and AMB’s share of interest expense from unconsolidated joint venture debt. AMB uses interest coverage to measure its liquidity. AMB believes interest coverage is relevant and useful to investors because it permits investors to measure AMB’s ability to meet its interest payments on outstanding debt. AMB’s computation of interest coverage may not be comparable to interest coverage reported by other companies.
The following table details AMB’s share of total interest for the three and six months ended June 30, 2009 and 2008 (dollars in thousands):

	For the Quarters Ended		For the Six Months Ended
	June 30,		June 30,
Interest	2009	2008	2009	2008
Interest expense, including amortization — continuing operations	$29,329	$36,532	$61,986	$67,603
Interest expense, including amortization — discontinued operations	41	(6)	(190)	(139)
Joint venture partner’s share of interest expense	(7,109)	(10,192)	(14,237)	(24,489)
AMB’s share of interest expense from unconsolidated co-investment ventures	10,449	4,810	20,113	10,731

Total interest	$32,710	$31,144	$67,672	$53,706

Joint Ventures are all joint ventures, including Co-Investment Ventures, with real estate developers, other real estate operators, or institutional investors where AMB may or may not: have control, act as the manager and/or developer, earn asset management distributions or fees, or earn incentive distributions or promoted interests. In certain cases, AMB might provide development, leasing, property management and/or accounting services for which it may receive market compensation.
Joint venture partner’s share of calculations for certain financial measures represent the pro-rata portion of the applicable financial measure based on AMB’s joint venture partners’ percentage of equity interest in each of the consolidated or unconsolidated joint ventures accounted for in the applicable financial measure.
Market equity is defined as the total number of outstanding shares of AMB’s common stock and common limited partnership units multiplied by the closing price per share of its common stock at period end.
Net Asset Value (“NAV”). AMB believes NAV is a useful supplemental measure of its operating performance because it enables both management and investors to analyze the fair value of its business. An assessment of the fair value of a business involves estimates and assumptions and can be performed using various methods. AMB has presented certain financial measures related to its business that it believes may be useful to the investing public in calculating its NAV but has not presented any specific methodology nor provided any guidance on assumptions or estimates that should be used in the calculation.
Net Operating Income (“NOI”). See same store net operating income for discussion of NOI and a reconciliation of NOI from net income.
Occupancy percentage at period end represents the percentage of total rentable square feet leased, including month-to-month leases, divided by total rentable square feet at period end. Space is considered leased when the tenant has either taken physical or economic occupancy.
Owned and managed is defined by AMB as assets in which AMB has at least a 10% ownership interest, is the property or asset manager, and which it intends to hold for the long-term.
Owned and Managed Supplemental Cash Flow Information. AMB believes that cash flow information based on GAAP provides the most appropriate cash flow information. However, AMB considers cash flow information reported on an owned and managed basis (such as straight-line rents and amortization of lease intangibles, AMB’s share of straight-line rents and amortization of lease intangibles, gross lease termination fees, net lease termination fees, AMB’s share of net lease termination fees, tenant improvements, lease commissions and other lease costs, building improvements, Co-investment partners’ share of capital expenditures and AMB’s share of recurring capital expenditures) to be useful supplemental measures to help the investors better understand AMB’s operating performance and cash flow. See Reporting Definitions for definitions of “owned and managed”, “AMB’s share of” and “Co-investment venture partners’ share of”. AMB believes that owned and managed cash flow information helps management and investors make a comprehensive assessment of the cash flow of AMB’s total real estate portfolio and provides a better understanding of AMB’s operating performance and activities. While owned and managed supplemental cash flow information is helpful to the investor, it does not provide cash flow information as defined by GAAP and are not true alternatives to such GAAP measurements. Further, AMB’s computation of owned and managed supplemental cash flow information may not be comparable to that of other real estate companies, as they may use different methodologies for calculating these measures.
Percent pre-leased represents the executed lease percentage of total square feet as of the reporting data.
Preferred, with respect to the capitalization ratios, is defined as preferred equity liquidation preferences.
Renovation projects represent projects where the acquired buildings are less than 75% leased and require significant capital expenditures (generally ranging from 10% — 25% of acquisition cost) to bring the buildings up to operating standards and stabilization (generally 90% leased).
Redevelopment projects represent those buildings that require significant capital expenditures (generally more than 25% of acquired cost or existing basis) to bring the buildings up to operating standards and stabilization (generally 90% leased).
Recurring capital expenditures represents non-incremental building improvements and leasing costs required to maintain current revenues. Recurring capital expenditures do not include estimated acquisition capital expenditures which were taken into consideration when underwriting the purchase of a building or which are incurred to bring a building up to operating standards.
Rent changes on renewals and rollovers are calculated as the difference, weighted by square feet, of the net ABR due the first month of a term commencement and the net ABR due the last month of the former tenant’s term. If free rent is granted, then the first positive full rent value is used as a point of comparison. The rental amounts exclude base stop amounts, holdover rent and premium rent charges. If either the previous or current lease terms are under 12 months, then they are excluded from this calculation. If the lease is first generation or there is no prior lease for comparison, then it is excluded from this calculation.
Same Store Net Operating Income, Cash-basis SS NOI (“SS NOI”) and Net Operating Income (“NOI”). AMB defines NOI as rental revenues, including reimbursements, less property operating expenses. NOI excludes depreciation, amortization, general and administrative expenses, restructuring charges, real estate impairment losses, development profits (losses), gains (losses) from sale or contribution of real estate interests, and interest expense. AMB believes that net income, as defined by GAAP, is the most appropriate earnings measure. However, NOI is a useful supplemental measure calculated to help investors understand AMB’s operating performance, excluding the effects of costs and expenses which are not related to the performance of the assets. NOI is widely used by the real estate industry as a useful supplemental measure, which helps investors compare AMB’s operating performance with that of other companies. Real estate impairment losses have been excluded in deriving NOI because AMB does not consider its impairment losses to be a property operating expense. AMB believes that the exclusion of impairment losses from NOI is a common methodology used in the real estate industry. Real estate impairment losses relate to the changing values of AMB’s assets but do not reflect the current operating performance of the assets with respect to their revenues or expenses. AMB’s real estate impairment losses are non-cash charges which represent the write down in the value of assets when estimated fair value over the holding period is lower than current carrying value. The impairment charges were principally a result of increases in estimated capitalization rates and deterioration in market conditions that adversely impacted underlying real estate values. Therefore, the impairment charges are not related to the current performance of AMB’s real estate operations and should be excluded from its calculation of NOI.
AMB considers SS NOI to be a useful supplemental measure of our operating performance for properties that are considered part of the same store pool. AMB defines Cash-basis SS NOI as NOI on a same store basis excluding straight line rents and amortization of lease intangibles. See definition of “same store pool.” AMB considers SS NOI to be an appropriate and useful supplemental performance measure because it reflects the

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	26

Reporting Definitions / Supplemental Financial Measures	SUPPLEMENTAL ANALYST PACKAGE 2009 Second Quarter Earnings Conference Call

operating performance of the real estate portfolio excluding effects of non-cash adjustments and provides a better measure of actual cash basis rental growth for a year-over-year comparison. In addition, AMB believes that SS NOI helps investors compare the operating performance of AMB’s real estate as compared to other companies. While SS NOI is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income as defined by GAAP and should not be considered as an alternative to those measures in evaluating our liquidity or operating performance. SS NOI also does not reflect general and administrative expenses, interest expenses, real estate impairment losses, depreciation and amortization costs, capital expenditures and leasing costs, or trends in development and construction activities that could materially impact our results from operations. Further, AMB’s computation of SS NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating SS NOI.
The following table reconciles consolidated cash-basis SS NOI and NOI from net income for the three and six months ended June 30, 2009 and 2008 (dollars in thousands):

	For the Quarters Ended		For the Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Net income (loss)	$29,034	$88,030	$(94,322)	$157,435
Private capital income	(7,795)	(41,413)	(19,490)	(51,336)
Depreciation and amortization	38,724	39,730	80,460	80,214
Real estate impairment losses	—	—	161,067	—
General and administrative and fund costs	25,685	34,128	57,193	69,475
Restructuring charges	3,824	—	3,824	—
Total other income and expenses	22,134	(390)	27,943	(14,536)
Total discontinued operations	(14,544)	(5,167)	(18,020)	(10,621)

NOI	97,062	114,918	198,655	230,631
Less non same-store NOI	(11,487)	(26,839)	(24,030)	(51,783)
Less non cash adjustments(1)	844	(607)	853	(1,794)

Cash-basis same-store NOI	$86,419	$87,472	$175,478	$177,054

(1)	Non-cash adjustments include straight line rents and amortization of lease intangibles for the same store pool only.
Same store NOI growth is the change in the NOI (excluding straight-line rents and amortization of lease intangibles) of the same store pool from the prior year reporting period to the current year reporting period.
Same store pool includes all properties that are owned as of the end of both the current and prior year reporting periods and excludes development properties for both the current and prior reporting periods. The same store pool is set annually and excludes properties purchased and developments stabilized after December 31, 2007.
Second generation TIs and LCs per square foot are total tenant improvements, lease commissions and other leasing costs incurred during leasing of second generation space divided by the total square feet leased. Costs incurred prior to leasing available space are not included until such space is leased. Second generation space excludes newly developed square footage or square footage vacant at acquisition.
Stabilized cap rates are calculated as cash NOI stabilized to market occupancy (generally 95%) divided by total acquisition cost. The total acquisition cost basis includes the initial purchase price, the effects of marking assumed debt to market, buyer’s due diligence and closing costs, lease intangible adjustments, estimated acquisition capital expenditures, and leasing costs necessary to achieve stabilization.
Tenant retention is the square footage of all leases rented by existing tenants divided by the square footage of all expiring and rented leases during the reporting period, excluding the square footage of tenants that default or buy-out prior to expiration of their lease, short-term tenants and the square footage of month-to-month leases.
Total market capitalization is defined by AMB as AMB’s share of total debt plus preferred equity liquidation preferences plus market equity (unless otherwise noted).
Value-added conversion projects represent the repurposing of industrial properties to a higher and better use, including office, residential, retail, research & development or manufacturing. Activities required to prepare the property for conversion to a higher and better use may include such activities as rezoning, redesigning, reconstructing and retenanting. The sales price of the value-added conversion project is generally based on the underlying land value based on its ultimate use and as such, little to no residual value is ascribed to the industrial building(s).

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	27

Contacts	SUPPLEMENTAL ANALYST PACKAGE 2009 Second Quarter Earnings Conference Call

Contact Name	Title	Phone	E-mail Address

Hamid R. Moghadam	Chairman & Chief Executive Officer	(415) 733-9401	hmoghadam@amb.com

Thomas S. Olinger	Chief Financial Officer	(415) 733-9405	tolinger@amb.com

Guy F. Jaquier	President, Europe and Asia	(415) 733-9406	gjaquier@amb.com

Eugene F. Reilly	President, The Americas	(617) 619-9333	ereilly@amb.com

John T. Roberts, Jr.	President, Private Capital; President, AMB Capital Partners, LLC	(415) 733-9408	jroberts@amb.com

Tracy A. Ward	Vice President, IR & Corporate Communications	(415) 733-9565	tward@amb.com

Corporate Headquarters	Investor Relations	Other Primary Office Locations

AMB Property Corporation	Tel: (415) 394-9000	Amsterdam	Boston	Chicago	Los Angeles
Pier 1, Bay 1	Fax: (415) 394-9001	México City	Shanghai	Singapore	Tokyo
San Francisco, CA 94111	E-mail: ir@amb.com
Tel: (415) 394-9000	Website: www.amb.com
Fax: (415) 394-9001

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	28

1
2
3
4
2009 Second Quarter Earnings
Conference Call 7/28/2009
5
6
7
8
9

During the second quarter of 2009, the company leased approximately 5.8 million square feet (537,000 square meters) in its global operating portfolio. In its development pipeline, the company leased more than 434,000 square feet (40,300 square meters). Highlights from the second quarter include leasing in:

1. Hamburg – AMB Altenwerder Distribution Center 1
2. San Francisco Bay Area – Moffett Park - Bordeaux R&D
3. No. New Jersey/New York City – AMB I-78 Distribution Center
4. Tokyo – AMB Shinkiba Distribution Center 1
5. Amsterdam – AMB Schiphol Distribution Center
6. Los Angeles – AMB Sierra Business Park
7. Chicago – AMB Midwest Distribution
8. Seattle – Trans-Pacific Industrial Park
9. Minneapolis – AMB Rogers Distribution Center

Forward-Looking Statements	SUPPLEMENTAL ANALYST PACKAGE 2009 Second Quarter Earnings Conference Call

Some of the information included in this report and the presentations to be held in connection therewith contains forward-looking statements, such as those related to cash sources to cover future capital requirements, the consummation of asset sales marketed, under contract or LOI, our plans to retire, extend and refinance debt and maintain fixed charge coverage at certain levels, estimated cash savings from our current dividend policy, estimated net G&A reductions, our opportunities and plans (including those regarding our global positioning and future capital deployment), our projected funds from operations, compound annual growth rate of our business divisions, future assets under management, same store and/or cash net operating income and other financial and operational guidance, our capabilities to drive growth, our future performance compared to peers and other market indices, rent growth, industrial and other market, GDP and trade growth, market drivers, trends and forecasts, port opportunities (such as ship capacity expansion, outsourcing trends, port market demand, port expansions, container growth, and escalating land values), on-tarmac opportunities (such as air cargo growth, ability to access and leverage positions, and expertise and key airport opportunities), hiring, performance and retention of key personnel, access to resources, leveraging of relationships, continuation and effectiveness of strategic drivers, information regarding our development, value-added conversion, redevelopment and renovation projects (including stabilization dates, square feet at stabilization or completion, sale or contribution dates, yields from such projects, our share of remaining funding, costs and total investment amounts, scope, location and timing of development starts, margins, projected gains and returns, sustainability, profitability, scope and scale of and demand for projects, targeted value-added conversion projects, redevelopment and conversion timelines, entitlement and repositioning potential of land), ability to deliver customer solutions, strength of lender and customer relationships, lease expirations, performance and value-creation of investments and market entry opportunities, real estate valuations, capitalization rates, acquisition capital and volume, scope and build out potential of land inventory, co-investment venture and other estimated investment capacity, terms of the co-investment ventures, performance, revenues and returns on investment, target leverage, future incentive distribution, asset management, acquisition and other private capital distributions and fees, timing of incentive distributions, private capital demand, launching of additional funds, termination of funds, future balance sheet capacity, ability to maintain credit extensions, our position to address debt maturities, interest rate changes, transition to open-end funds, and access to secured and non-secured financings, which are made pursuant to the safe-harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from those in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future events. The events or circumstances reflected in forward-looking statements might not occur. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. We caution you not to place undue reliance on forward-looking statements, which reflect our analysis only and speak only as of the date of this report or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: defaults on or non-renewal of leases by tenants or renewal at lower than expected rent or failure to lease at all or on expected terms, decreases in real estate values and impairment losses, our failure to obtain, renew or extend financing or re-financing, risks related to debt and equity security financings (including dilution risk), our failure to divest properties we have contracted to sell or to timely reinvest proceeds from any divestitures, failure to maintain our current credit agency ratings or comply with our debt covenants, international currency and hedging risks, financial market fluctuations, changes in general economic conditions, global trade or in the real estate sector, inflation risks, a downturn in the U.S., California or global economy, increased interest rates and operating costs or greater than expected capital expenditures, risks related to suspending, reducing, or changing our dividends, our failure to contribute properties to our co-investment ventures, risks related to our obligations in the event of certain defaults under co-investment ventures and other debt, difficulties in identifying properties to acquire and in effecting acquisitions, our failure to successfully integrate acquired properties and operations, risks and uncertainties affecting property development, value-added conversions, redevelopment and construction (including construction delays, cost overruns, our inability to obtain necessary permits and public opposition to these activities), our failure to qualify and maintain our status as a real estate investment trust, risks related to our tax structuring, environmental uncertainties, risks related to natural disasters, changes in real estate and zoning laws, risks related to doing business internationally and global expansion, risks of opening offices globally, risks of changing personnel and roles, losses in excess of our insurance coverage, unknown liabilities acquired in connection with acquired properties or otherwise and increases in real property tax rates. Our success also depends upon economic trends generally, including interest rates, income tax laws, governmental regulation, legislation, population changes and certain other matters discussed under the heading “Risk Factors” and elsewhere in our annual report on Form 10-K for the year ended December 31, 2008.